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                                                                    EXHIBIT (5)

                  [LETTERHEAD OF JONES, DAY, REAVIS & POGUE]

                                 March 14, 1996


TRINOVA Corporation
3000 Strayer
Maumee, Ohio  43537

                          Re:     $175,000,000 Aggregate Principal
                                  Amount of Debt Securities
                                  -------------------------

Ladies and Gentlemen:

                 We are acting as counsel for TRINOVA Corporation, an Ohio corporation (the "Company"), in connection with the creation and the authorization of the issuance and sale of up to $175,000,000 aggregate principal amount of debt securities (the "Securities") to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Company and NBD Bank, as Trustee (the "Trustee").

                 We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that:

                          (1) The Indenture will constitute a valid and binding instrument of the Company.

                          (2) The Securities will be duly authorized, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

                 This opinion is subject to the satisfaction of the following conditions:

                          (a) The taking of appropriate definitive action by the Board of Directors, a duly constituted committee of the Board or an officer or officers authorized by the Board to designate the type, terms and amount of Securities to be issued and sold in conformity with the Indenture;

                          (b) The due execution and delivery by the Company and the Trustee of the Indenture authorized by the Board and included as Exhibit (4) to the Registration Statement on Form S-3 (the "Registration Statement")
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                                                    JONES, DAY, REAVIS & POGUE

TRINOVA Corporation
March 14, 1996
Page 2

                 filed by the Company to effect registration of the Securities under the Securities Act of 1933; and

                          (c) The due execution, authentication and delivery of the Securities in accordance with the terms of the Indenture and sale of and receipt of payment for the Securities by the Company in accordance with such authorization of the Board.

                 We hereby consent to the filing of this opinion as Exhibit (5) to the Registration Statement filed by the Company to effect registration of the Securities under the Securities Act of 1933 and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                   Very truly yours,



                                                   Jones, Day, Reavis & Pogue